SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[x] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only
(as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to S 240.14a-11(c) or S 240.14a-12

                          Aquatic Cellulose Corporation
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

-------------------------------------------
2) Aggregate number of securities to which transaction applies:

------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

------------------------------------------

4) Proposed maximum aggregate value of transactions:

-----------------------------------------

5) Total fee paid:

----------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
_________________________________________________________

2) Form, schedule or Registration Statement No.:
_______________________________________

3) Filing Party:
__________________________________________________________________

4) Date Filed.
___________________________________________________________________

Aquatic Cellulose Corporation
3704 32nd Street, Suite 301
Vernon, B.C., V1T5N6,
Canada

February 17, 2003

Dear Aquatic Cellulose Corporation Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders of Aquatic Cellulose Corporation ("AQCI"), a Nevada Corporation, to be held on March 17, 2003 at 1:00 P.M., local time, at AQCI Headquarters, 3704 32nd Street, Suite 301, Vernon, B.C., V1T5N6, Canada.

At the Special Meeting, the Stockholders will vote upon the following:

- To approve and adopt an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of common stock from one hundred million (100,000,000) to one billion shares (1,000,000,000).
- To approve the appointment of Stonefield Josephson, Inc. as auditors for Aquatic Cellulose Corporation.

The accompanying Notice of Special Meeting of Stockholders and Proxy Statement discuss these matters in further detail. We urge you to review this information carefully.

You will have an opportunity to discuss each item of business described in the Notice of Special Meeting of Stockholders and Proxy Statement and to ask questions about Company management and Company operations.

Whether you plan to attend the Special Meeting or not, it is important that you promptly complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the Special Meeting.

I hope you will be able to attend the Special Meeting and look forward to seeing you on March 17, 2003.

Very truly yours,

/x/ Gary Ackles
___________________________
Gary Ackles
Chairman of the Board and
Chief Executive Officer

                      AQUATIC CELLULOSE INTERNATIONAL CORP.
                           3704 32ND STREET, SUITE 301
                              VERNON, B.C., V1T5N6
                                     CANADA

                       __________________________________

                            NOTICE OF SPECIAL MEETING

                                 MARCH 17, 2003
                       __________________________________


The Special Meeting of Stockholders of Aquatic Cellulose Corporation will be Held at AQCI Headquarters, at 3704 32nd Street, Suite 301, Vernon, B.C., V1T5N6, Canada, on March 17, 2003 at 1:00 p.m., local time, for the following purposes:


       1. To approve the action of the Board request of increasing the stock authorized to one billion (1,000,000,000) shares.

       2. To approve the appointment of Stonefield Josephson, Inc as auditors for Aquatic Cellulose Corporation.

Holders of record of common stock at the close of business on January 29, 2003 are the only stockholders entitled to notice of and to vote at the Special Meeting of Stockholders.


                                        /s/  Gary Ackles
                                        -----------------
                                             Gary Ackles
                                             Secretary

                                TABLE OF CONTENTS


Proxy Statement                                                                6
Security Ownership of Certain Beneficial Owners and Management                 7
Proposal One: Increase the Authorized Shares of Common Stock                   9
Proposal Two: To Approve Stonefield Josephson Inc as Auditors
for the Company                                                               11

Financial Statements
Independent Auditors Reports .                                               F-1
     Balance Sheets                        .                                 F-2
     Statements of Operations                    .                           F-3
     Consolidated Statement of Comprehensive Loss                            F-4
     Statement of Shareholders' Equity (Deficiency)                          F-5
     Statements of Cash Flows                                                F-6
     Notes to Financial Statements                                           F-8
     Summary Financial Information                                          F-19
     Management's Discussion and Analysis or Plan of Operation              F-20
     Results of Operations                                                  F-20

                          AQUATIC CELLULOSE CORPORATION
                           3704 32ND STREET, SUITE 301
                              VERNON, B.C., V1T5N6
                                     CANADA


                                 PROXY STATEMENT


                                                       February 17, 2003


     This Proxy Statement and the accompanying Proxy card are furnished in connection with the solicitation by the Board of Directors of Aquatic Cellulose Corporation (the "Company") of proxies to be voted at the 2003 Special Meeting of Stockholders (the "Meeting"). The approximate mailing date of this Proxy Statement is February 17, 2003. A Proxy may be revoked at any time before it is voted at the Meeting by submitting a later-dated proxy or by giving written notice of such revocation to the Secretary of the Company. If you do attend the Meeting, you may vote by ballot at the meeting and cancel any proxy previously given.

     When you sign and return the enclosed Proxy the shares represented thereby will be voted for the nominees for director listed in the proxy card, unless otherwise indicated on the Proxy. The enclosed Proxy also permits you to withhold authority for one or more nominees.

                                VOTING SECURITIES

     All holders of record of the Company's Common Stock at the close of business on January 29, 2003 are entitled to vote at the Meeting. On that date, 100,000,000 shares of Common Stock were issued and outstanding. Each share entitles the holder to one vote. The persons appointed by the enclosed Proxy card have advised the Board of Directors that it is their intention to vote at the meeting and comply with the instructions on the Proxy cards received from stockholders and, if no contrary instruction is indicated on the Proxy card, for the election of the persons nominated to serve as directors and in accordance with the recommendations of the Board of Directors on any other matter brought before the meeting.

VOTING OF PROXIES

     When you sign, date and return the enclosed Proxy, the shares represented by the Proxy will be voted in accordance with your directions. You can specify your voting instructions by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specific voting instructions, your shares of the common stock will be voted as recommended by the directors:

            "FOR" the approval to increase the stock authorized from one hundred million (100,000,000) to one billion (1,000,000,000) shares;

            "FOR" the approval to appoint Stonefield Josephson, Inc. as auditors for Aquatic Cellulose Corporation.

     You may revoke your Proxy at any time before it is voted at the Meeting by submitting a later-dated proxy or by giving written notice of revocation to the Secretary of the Company. If you do attend the Meeting, you may vote by ballot at the Meeting and cancel any proxy previously given.

          The cost of all solicitation will be borne by the Company.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS OF THE COMPANY

         The following table sets forth as of January 19, 2003 (the record date), certain information with respect to the beneficial ownership of the outstanding shares of the Company's Common Stock and Preferred Stock by (i) each person known by the Company to be the beneficial owner of 5% or more the Common Stock or Preferred Stock; (ii) each director of the Company; (iii) each Named Executive Officer of the Company; and (iv) all directors and executive officers as a group. Unless otherwise indicated below, such individuals have the sole power to control the vote and dispose of such shares of capital stock:

                                              Shares of             Percentage
Name                                         Common Stock         of Total Stock
----                                        -------------        ---------------

Gary J. Ackles (1)                             5,652,500               12.5%
  3498 Salmon Bench Road
  Vernon, B.C. V1T 8Z7
Claus Wagner-Bartak (2)                          317,500                 .7%
  4902 Lee Highway
  Arlington, VA 22207
Shane Kerpan (3)                                 220,250                 .5%
  816 George Ann Street
  Kamloops, B.C. V2C 1L5

All directors and officers as a group
(3 persons)                                   6,190,250                13.7%
--------------------------------------------------------------------------------
(1)     Mr. Ackles is the President and is a Director of the Company.


(2)     Mr. Kerpan is the Secretary and is a Director of the Company.

(3)     Mr. Wagner-Bartak is a Director of the Company.

                                  PROPOSAL ONE
    DIRECTORS' PROPOSAL TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM
                          100,000,000 TO 1,000,000,000
                           (ITEM 1 ON THE PROXY CARD)

   At the Special Meeting, shareholders will be asked to approve and consent to amend the Company's restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 1,000,000,000 shares.

     Possible unfavorable consequences of approving an increase in authorized shares:

     1. Potential for a change in ownership: With an increase in authorized shares, current convertible note holders could convert their position and gain enough shares to provide the note holders an opportunity to elect new directors.

     2. Dilution: An increase in authorized shares provides for the issuance of more shares which most likely will dilute current shareholders position.
     3. Drop in stock price: An increase in authorized shares provides for the issuance of more shares, such as in the conversion of notes, which most likely result in a decrease in the market value of the stock.

     Possible unfavorable consequences of not approving an increase in Authorized shares:

     1. Without an increase in authorized shares, current note holders would be unable to convert out and when the notes come due, AQCI would most likely be unable to repay those notes, resulting in AQCI being in default. The note holders could take legal action which could result in AQCI shutting down operations.

     2. Not approving an increase in authorized shares would make it difficult for AQCI to look for and acquire with equity possible acquisitions.
     3. Not approving an increase in authorized shares would make it difficult for AQCI to look for and obtain future funding needs.

   The first reason for the increase in authorized shares is to ensure that there is an adequate number of shares available for our convertible note holders to exercise conversions. Once the number of authorized shares are increased, there is a potential for a change in ownership in our company if the current note holders were to convert the total value of their notes at one time. Such a conversion could result in as much as 92,118,800 shares being issued at current market prices, which would provide the note holders an opportunity to elect new directors. The convertible note holders are contractually limited to own no more than 4.9% of our outstanding stock, however, this limitation can be waived by the note holders by giving a sixty one day written notice to AQCI of such action. Maintaining an ownership percentage below the 4.9% threshold would normally require the convertible notes holders to sell the AQCI stock they currently hold before converting debt for additional common stock. The cycle of continuously converting debt and selling the common stock received may have the consequence of limiting the ability of the market to increase the market price of AQCI's stock or to prevent a possible decrease in the market price of AQCI's common stock.

   At the current market price at January 16, 2003 of $0.01, 92,118,800 shares Of our Common Stock would be needed to convert $921,188 of 12% Convertible Debentures which is the aggregate of A) $3,300 plus $917.45 interest dated May 4, 2000, and $500,000 plus $109,195.67 interest dated September 29, 2000 converted at 70% to market, and B) $17,500 plus $3,014.07 interest dated January 25, 2001, and $100,000 plus $15,437.12 interest dated March 14, 2001, and,
$200,000 plus $11,824.44 interest dated December 4, 2001 converted at 67.76% to market.

   The failure to increase the number of authorized shares would result in AQCI's inability to fulfill its contractual commitment to the convertible note Holders to increase its number of authorized shares. This inability to convert the notes would trigger the default clause contained in the notes. The default clause requires a cash payment which AQCI would not be able to meet. Contractually AQCI would be obligated to pay the note holders a default payment amounting to the then outstanding principal amount of the notes plus accrued and unpaid interest on the unpaid principal amount of the note plus a pro-rated default interest of 15% of the default payment amount. In addition, AQCI may be subject to liquidated damages as a result of an inability to honor a note holder's conversion request. The inability of AQCI to meet its contractual obligations to the note holders would most likely result in some sort of legal action from the note holders which would result in the shutdown of operations.

   AQCI's revenues have been insufficient to cover the cost of revenues and operating expenses. Therefore, we have been dependent on private placements of its common stock and issuance of convertible notes in order to sustain operations. Until we can reach a breakeven cash flow, more common shares will need to be sold to keep operations up and running. Therefore another reason for the proposed amendment to authorize additional shares of Common Stock is to facilitate the current raising of additional capital through the sale of securities.

   Lastly, a reason for the proposed amendment to the Certificate is to grant options or other stock incentives to the Company's employees, have stock available for a possible acquisition of another company or its business or assets, or to seek to establish a strategic relationship with a corporate partner.

   If the amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law.

                                  PROPOSAL TWO

                  THE APPOINTMENT OF STONEFIELD JOSEPHSON INC.
                                 AS AUDITORS FOR
                          AQUATIC CELLULOSE CORPORATION
                           (ITEM 2 ON THE PROXY CARD)


   The Board of Directors of the Company has selected Stonefield Josephson,
Inc. to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending May 31, 2003. Representatives of Stonefield Josephson, Inc. are expected to be present at the Special Meeting and will be available to respond to appropriate questions of stockholders and to make a statement if they desire.

   The affirmative vote of a majority of the votes cast on this proposal will constitute ratification of the appointment of Stonefield Josephson, Inc..

   The Board of Directors is submitting the approval of Stonefield Josephson, Inc. to stockholders as a matter of good corporate practice, although it is not required to do so. Should the stockholders fail to provide such ratification, the Board of directors will reconsider its approval of Stonefield Josephson, Inc. as the Company's independent public accountants for the year ended May 31, 2003. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the fiscal year if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders.

AUDIT FEES

   Audit fees billed by Stonefield Josephson, Inc. for professional services rendered for the audit and reviewing the financial statements of the Company's financial statements for the fiscal year ended May 31, 2003 are estimated to be $12,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

   Not applicable.

ALL OTHER FEES

   Not applicable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

A Form 8-K was filed on January 17, 2003 reporting a change in accounting firms.

On December 18, 2002 Merdinger, Fruchter , Rosen and Company, P.C. (the "Former Accountants") informed Aquatic Cellulose International Corporation (the "Company") they have decided to cease auditing publicly traded companies and have resigned as the company's principal accountants.

   The Former Accountants' reports on the financial statements for the fiscal years ended May 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

   The Company's Board of Directors has approved the resignation of the Former Accountants.

   During the last two fiscal years preceding the Former Accounts' resignation, and for the interim period from June 1, 2002 through January 8, 2003, there were no disagreements with the Former Accountants, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

   During the last two fiscal years preceding the Former Accountants' resignation, and for the interim period from June 1, 2002 through January 8, 2003, there were no "reportable events" as defined by Regulation S-K, Item 304(a)(1)(v)(A) through (D).

   On January 8, 2003, the Company engaged Stonefield Josephson, Inc., (the "New Accountants") as our principal accountants to audit our financial statements. The engagement of the new Accountants was approved by the Company's Board of Directors.

                                  OTHER MATTERS

   The Board of Directors of the Company does not intend to bring any other matters before the Special Meeting and does not know of any other matter that may be brought before the Special Meeting.

SUBMISSION OF 2003 STOCKHOLDER PROPOSALS

Proposals of stockholders that are intended to be presented at the special meeting in 2003 must be received by the Secretary of Aquatic Cellulose Corporation, 3704 32nd Street, Suite 301, Vernon, B.C., V1T5N6, Canada, no later than April 20, 2003 to be considered for inclusion in the Company's 2003 Proxy material.

   A copy of the Company's Form 10-KSB may be obtained by written request from Gary Ackles, Chief Executive Officer, at the Company, at the above address.

The above Notice and Proxy Statement are sent by order of the Board of Directors.

                                   By order of the Directors


                                   /s/ Gary Ackles
                                   -----------------
                                   Gary Ackles
                                   Chief Executive Officer


Dated: February 17, 2003

                            THE BOARD OF DIRECTORS OF
                          AQUATIC CELLULOSE CORPORATION


Dated: February 17, 2003

AQUATIC CELLULOSE CORPORATION - PROXY OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Sheridan Westgaurd jointly and severally, as proxies, with full power of substitution and re-substitution, to vote all shares of stock which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Special Meeting") of Aquatic Cellulose Corporation (the "Company") to be held at the Corporate Headquarters, on March 19, 2003 at AQCI Headquarters, 3704 32nd Street, Suite 301, Vernon, B.C., V1T5N6, Canada, 1:00 PM local time, or at any postponements or adjournments thereof, as specified below, and to vote in his or her discretion on such other business as may properly come before the Special Meeting and any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1AND 2.


1.     APPROVAL OF INCREASE IN NUMBER OF COMMON STOCK:

       Approval of an amendment to the Company's certificate of incorporation to increase the number of the Common Stock authorized to be issued to 1,000,000,000 shares.

       [ ] VOTE FOR      [ ] VOTE AGAINST     [ ] ABSTAIN


2.     RATIFICATION OF ACCOUNTANTS:
       Ratification and approval of the selection of Stonefield Josephspn, Inc. As independent auditors for the fiscal year ending May 31, 2003


       [ ] VOTE FOR      [ ] VOTE AGAINST     [ ] ABSTAIN


UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2, AND WILL BE VOTED BY THE PROXY HOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE SPECIAL MEETING OR ANY ADJOURNMENT(s) THEREOF TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN BELOW, NO BOXES NEED BE CHECKED.

DATED:  ____________________, 2003

SIGNATURE OF STOCKHOLDER

PRINTED NAME OF STOCKHOLDER

TITLE (IF APPROPRIATE)

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. IF SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH, AND, IF SIGNING FOR A CORPORATION, GIVE YOUR TITLE. WHEN SHARES ARE IN THE NAMES OF MORE THAN ONE PERSON, EACH SHOULD SIGN.

CHECK HERE IF YOU PLAN TO ATTEND THE SPECIAL MEETING.

                      AQUATIC CELLULOSE INTERNATIONAL CORP.
                                 AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 2002 AND 2001


                                 C O N T E N T S
                                 ---------------


                                                                          PAGE
                                                                          ----


INDEPENDENT AUDITORS' REPORT                                              F-1


CONSOLIDATED BALANCE SHEETS                                               F-2


CONSOLIDATED STATEMENTS OF OPERATIONS                                     F-3


CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS                             F-4


CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY                       F-5


CONSOLIDATED STATEMENTS OF CASH FLOWS                                     F-6-7


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                F-8-21

                          INDEPENDENT AUDITORS' REPORT



TO THE STOCKHOLDERS AND BOARD OF DIRECTORS OF
AQUATIC CELLULOSE INTERNATIONAL CORP. AND SUBSIDIARY

We have audited the accompanying consolidated balance sheet of Aquatic Cellulose International Corp. and Subsidiary as of May 31, 2002, and the related consolidated statement of operations, comprehensive loss, stockholders' deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Aquatic Cellulose International Corp. as of May 31, 2001, were audited by other auditors, whose report dated August 3, 2001, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Aquatic Cellulose International Corp. and Subsidiary as of May 31, 2002, and the consolidated results of their operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, has negative working capital and limited capital resources. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. As of May 31, 2002, the Company had scaled down operations pending new financing.


MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C. Certified Public Accountants

New York, New York
August 2, 2002



                      AQUATIC CELLULOSE INTERNATIONAL CORP.
                                 AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS


                                                                              May 31,
                                                                    ------------------------
               ASSETS                                                  2002          2001
                                                                    ----------    ----------
Current assets
     Cash and cash equivalents                                      $   10,819    $   19,892
     Accounts receivable, net of allowance for doubtful
       accounts of $-0- and $-0-, respectively                            -           54,963
     Inventory                                                            -          199,892
     Prepaid expenses                                                   16,026          -
     Other receivable                                                      736          -
                                                                    ----------    ----------
          Total current assets                                          27,581       274,747

Property and equipment, less accumulated
     depreciation of $12,401 and $10,128                                 8,084        10,357

Deferred financing costs, net of accumulated
     amortization of $135,411 and $103,136, respectively                19,189        19,364
Advance on equipment purchases                                         225,000       100,000
                                                                    ----------    ----------

          TOTAL ASSETS                                              $  279,854    $  404,468
                                                                    ==========    ==========
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities
     Accounts payable and accrued liabilities                       $  203,765    $  186,581
     Due to stockholders                                               113,383           -
     Convertible debentures payable                                    820,800       574,817
                                                                    ----------    ----------
          Total current liabilities                                  1,137,948       761,398
                                                                    ----------    ----------

Stockholders' deficiency
     Preferred stock, par value $0.001 per share;
      10,000,000 shares authorized, no shares issued
      and outstanding
     Common stock, par value $0.001; 100,000,000 shares
      authorized; 78,442,715 and 47,019,315 shares issued
      and outstanding at May 31, 2002 and 2001, respectively            78,442        47,019
     Additional paid-in capital                                      4,996,727     4,073,808
     Accumulated deficit                                            (5,968,319)   (4,512,813)
     Foreign currency translation adjustment                            35,056        35,056
                                                                    ----------    ----------
          Total stockholders' deficiency                              (858,094)     (356,930)
                                                                    ----------    ----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                      $  279,854    $  404,468
                                                                    ==========    ==========




The accompanying notes are an integral part of these consolidated financial statements.



                      AQUATIC CELLULOSE INTERNATIONAL CORP.
                                 AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                               FOR THE YEARS ENDED
                                                                             May 31,
                                                                    ------------------------
                                                                        2002          2001
                                                                    ----------    ----------

Sales                                                               $   32,904   $   280,042

Cost of sales                                                           60,141       528,834
                                                                    ----------    ----------

Gross profit                                                           (27,237)     (248,792)
                                                                    ----------    ----------

Operating expenses
     Selling, general and administrative                               607,495       727,275
     Selling, general and administrative to related parties            113,383          -
     Bad debt                                                            6,734       225,475
     Depreciation                                                        2,254         2,647
                                                                    ----------    ----------
     Total operating expenses                                          729,866       955,397
                                                                    ----------    ----------

Loss from operations                                                  (757,103)   (1,204,189)
                                                                    ----------    ----------

Other expense
     Interest expense                                                  313,398       769,423
     Foreign exchange transaction loss                                 385,005          -
                                                                    ----------    ----------
          Total other expense                                          698,403       769,423
                                                                    ----------    ----------

Loss from operations before income taxes                            (1,455,506)   (1,973,612)

Provision for income taxes                                                -            -
                                                                          -            -

Net loss                                                          $ (1,455,506)  $(1,973,612)
                                                                    ==========    ==========

Loss per share - basic and diluted                                $      (0.03)  $     (0.05)

Weighted average common shares outstanding - basic and diluted      60,854,801    40,762,532
                                                                    ==========    ==========




The accompanying notes are an integral part of these consolidated financial statements.



                      AQUATIC CELLULOSE INTERNATIONAL CORP.
                                 AND SUBSIDIARY
                  CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                               FOR THE YEARS ENDED

                                                                             May 31,
                                                                    ------------------------
                                                                        2002          2001
                                                                    ----------    ----------
Net loss                                                           $(1,455,506)  $(1,973,612)

Foreign exchange translation adjustment                                   -           (7,971)
                                                                    ----------    ----------

Comprehensive loss                                                 $(1,455,506)  $(1,981,583)
                                                                    ==========    ==========




The accompanying notes are an integral part of these consolidated financial statements.



                                                          AQUATIC CELLULOSE INTERNATIONAL CORP.
                                                    CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
                                                                                                        Foreign           Total
                                                                          Additional                    Currency      Stockholders'
                                                      Capital Stock         Paid-in                   Translation        Equity
                                                   Shares      Amount       Capital       Deficit      Adjustment     (Deficiency)
                                                 ----------  ---------    -----------  ------------    ---------       ----------
Balance, May 31, 2000                            37,425,985  $  37,426    $ 2,527,608  $(2,539,201)    $  43,027       $  68,860
Issued for services                               2,287,000      2,287        309,242         -             -            311,529
Issued for settlement of accounts payable
       and accrued liabilities                      227,000        227        133,273         -             -            133,500
Issued upon conversion of debentures              6,117,422      6,117        563,083         -             -            569,200
Issued for share subscriptions received in 2000     100,000        100           (100)        -             -               -
Issued in lieu of cash payment of interest on
       Convertible debentures payable               861,908        862         62,255         -             -             63,117
Share issue costs                                      -          -           (24,553)        -             -            (24,553)
Financing cost of warrants granted in conjunction
            with convertible debentures                -          -            55,000         -             -             55,000
Beneficial conversion feature of convertible
  debentures payable                                   -          -           448,000         -             -            448,000
Net loss                                               -          -              -      (1,973,612)         -         (1,973,612)
     Foreign currency translation adjustment           -          -              -            -           (7,971)         (7,971)
                                                 ----------  ---------    -----------  ------------    ---------       ----------
Balance, May 31, 2001                            47,019,315     47,019      4,073,808   (4,512,813)       35,056        (356,930)
Issued for promotional services to
        Company's president                       7,245,000      7,245         94,185         -             -            101,430
Issued upon conversion of debentures              6,058,640      6,058         53,942         -             -             60,000
Issued in lieu of cash payment of interest
        on convertible debentures payable         2,234,760      2,235         38,460         -             -             40,695
Issued upon exercise of options                   4,605,000      4,605         55,395         -             -             60,000
Fair value of options granted to non-employees         -          -           151,964         -             -            151,964
Issued for cash                                   1,500,000      1,500         73,500         -             -             75,000
Issued for services                               6,980,000      6,980        241,870         -             -            248,850
Issued for financing fees                           300,000        300          5,700         -             -              6,000
Beneficial conversion feature of convertible
     debentures payable                                -          -            85,403         -             -             85,403
Issued as deposit on equipment                    2,500,000      2,500        122,500         -             -            125,000
Net loss                                               -          -              -      (1,455,506)         -         (1,455,506)

Balance, May 31, 2002                            78,442,715   $ 78,442    $ 4,996,727  $(5,968,319)    $  35,056      $ (858,094)
                                                 ==========  =========    ===========  ============    =========      ===========




See accompanying notes to consolidated financial statements.



                      AQUATIC CELLULOSE INTERNATIONAL CORP.
                                 AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                               FOR THE YEARS ENDED
                                                                             May 31,
                                                                  ----------------------------
                                                                        2002          2001
                                                                  ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                         $(1,455,506)   $(1,973,612)
Non-cash items:
  Depreciation                                                          2,254           2,647
  Amortization of deferred financing costs                             33,175         176,807
  Amortization of financing cost of warrants                             -            152,728
  Amortization of beneficial conversion feature                       105,983         362,258
  Beneficial conversion feature of convertible debentures              85,403            -
  Bad debt expense                                                      6,734            -
  Inventory valuation adjustment                                       60,141            -
  Interest paid by issuance of common stock                            40,695          63,117
  Services paid by issuance of common stock                           248,850         311,529
  Inventory bartered for services                                     224,725            -
  Promotional services paid by issuance of common stock               101,430            -
  Options granted for services                                        151,964            -
Changes in assets and liabilities:
  Accounts receivable                                                  48,229         213,850
  Inventory                                                           (84,974)       (199,892)
  Prepaid expenses                                                    (16,026)           -
  Other receivable                                                       (736)           -
  Accounts payable and accrued liabilities                             17,203         152,396
Net cash used in operating activities                                (430,456)       (738,172)
                                                                  ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets                                                 -             (8,776)
Advance on equipment purchase                                            -           (100,000)
    Net cash provided by investing activities                            -           (108,776)
                                                                  ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Sale of common stock                                                 75,000            -
  Share issue cost                                                       -            (24,553)
  Issuance of convertible debentures payable                          200,000         750,000
  Exercise of options                                                  60,000            -
  Due to stockholder                                                  113,383            -
  Deferred financing cost                                             (27,000)       (122,500)
  Net cash provided by financing activities                           421,383         602,947

Effect of exchange rate changes on cash balances                         -             (7,971)
Decrease in cash and cash equivalents                                  (9,073)       (251,972)
Cash and cash equivalents, beginning of period                         19,892         271,864
Cash and cash equivalents, end of period                            $  10,819       $  19,892
                                                                  ============    ============

Supplementary information:
  Interest paid                                                     $    -        $    -
  Income taxes paid                                                 $    -        $    -




The accompanying notes are an integral part of these consolidated financial statements.

                      AQUATIC CELLULOSE INTERNATIONAL CORP.
                                 AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
                    FOR THE YEARS ENDED MAY 31, 2002 AND 2001


SUPPLEMENTAL SCHEDULE OF NON-CASH ACTIVITIES:

During the year ended May 31, 2001, the Company:

- Issued 2,287,000 shares of common stock, valued at $311,529, for services;

- Issued 277,000 shares of common stock, valued at $133,500, for settlement of accounts payable and accrued expenses;

- Issued 6,117,422 shares of common stock, valued at $569,200, upon conversion of debentures;

- Issued 861,908 shares of common stock, valued at $63,117, in lieu of cash payment of interest, on convertible debentures; and

- $55,000 fair value assigned to warrants issued in conjunction with convertible debentures.

During the year ended May 31, 2002, the Company:

- Issued 7,245,000 shares of common stock, valued at $101,430, for promotional services;

- Issued 6,058,640 shares of common stock, valued at $60,000, upon conversion of convertible debentures;

- Issued 2,234,760 shares of common stock, valued at $40,695, in lieu of cash payment of interest on convertible debentures;

- Granted options to non-employees, valued at $151,964;

- Issued 6,980,000 shares of common stock, valued at $248,850, for services by employees, and consultants;

- Issued 2,500,000 shares of common stock, valued at $125,000, as deposit on equipment purchase; and

- Bartered inventory, valued at $224,725 in return for services, valued at $224,725, resulting in no gain or loss for the Company.

- Issued 300,000 shares of common stock, valued at $6,000, for financing fees.

The accompanying notes are an integral part of these consolidated financial statements.


F-7-

                      AQUATIC CELLULOSE INTERNATIONAL CORP.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 2002 AND 2001


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Aquatic Cellulose International Corp. (the "Company" or "ACIC") was incorporated under the laws of the State of Nevada in 1996. The Company's principal activity is the underwater harvesting and/or salvaging of submerged timber, and the sale of lumber produced from such timber.

     Going Concern
These financial statements have been prepared on the going concern basis, which assumes the realization of assets and liquidation of liabilities and commitments in the normal course of business. As of May 31, 2002, the Company had a working capital deficiency of $1,110,367 and a deficit of $5,968,319. The application of the going concern concept is dependent on the Company's ability to generate future profitable operations and receive continued financial support from its shareholders and other investors. These consolidated financial statements do not give effect to any adjustments should the Company be unable to continue as a going concern and, therefore, be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts differing from those reflected in the consolidated financial statements. As of May 31, 2002, the Company had scaled down operations pending new financing. Management plans to obtain sufficient working capital from external financing to meet the Company's liabilities and commitments as they become payable over the next twelve months. There can be no assurance that management's plans will be successful. Failure to obtain sufficient working capital from operations and external financing will cause the Company to curtail operations.

Basis of Presentation
-----------------------
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Aquatic Cellulose Ltd. ("ACL"). All significant intercompany balances and transactions have been eliminated.

Business Operations
--------------------
The Company operates primarily in the United States, Canada, and Brazil.

The primary business segments and a description of the business operations of each company are as follows:

Corporate
---------
ACIC provides management services to its wholly owned subsidiary, ACL and its operations in Brazil. ACIC has no direct domestic operating assets or business activities.

Reclassifications
-----------------
Certain of the 2001 figures have been reclassified to conform to the 2002 presentation.

                      AQUATIC CELLULOSE INTERNATIONAL CORP.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 2002 AND 2001


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Management Estimates
---------------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period presented. Actual results could differ from those estimates.

The collectibility of accounts receivable and the determination of the lower of cost and net realizable value of inventory are based on management estimates. Management reviews its estimates on a quarterly basis and, where necessary, makes adjustments prospectively.

Revenue Recognition
--------------------
The Company recognizes sales when goods are shipped, and the title, risks and rewards of ownership have been transferred from the Company to the customer.

Cash and Cash Equivalents
----------------------------
The Company considers all highly liquid investments purchased with remaining maturities of three months or less to be cash equivalents.

Concentration of Credit Risk
-------------------------------
The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may exceed FDIC insured levels at various times during the year.

The Company grants credit to customers throughout North America and routinely assesses the financial strength of them. As a consequence, concentrations of credit risk are limited.

Allowance for Doubtful Accounts
----------------------------------
For financial reporting purposes, the Company utilizes the allowance method of accounting for doubtful accounts. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential credit losses. The allowance is based on an experience factor and review of current accounts receivable. Uncollectible accounts are written off against the allowance accounts when deemed uncollectible.

Inventory
---------
Inventory is recorded at the lower of cost or net realizable value, on a first-in, first-out basis. Cost includes costs of material, labor and manufacturing overhead.

                      AQUATIC CELLULOSE INTERNATIONAL CORP.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 2002 AND 2001


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment
------------------------
Property and equipment are stated at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, on a declining balance and straight-line basis. The estimated service lives used in determining depreciation are three to four years for computers and five years for furniture and equipment. Leasehold improvements are amortized over the shorter of the useful life of the asset or the lease term.

Maintenance and repairs are charged to expense as incurred; additions and betterments are capitalized. Upon retirement or sale, the cost and related accumulated depreciation of the disposed assets are removed, and any resulting gain or loss is credited or charged to operations.

Income Taxes
-------------
Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed by Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Fair Value of Financial Instruments
---------------------------------------
The fair values of the Company's cash, accounts receivable, accounts payable and accrued liabilities approximate their carrying values due to the relatively short periods to maturity of these instruments. The fair value of the convertible debentures payable approximates their carrying amount due to the fixed interest rate of the debentures closely approximating floating rates at the financial statement date.

Long-lived Assets
------------------
Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. Recovery of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less the cost to sell.

                      AQUATIC CELLULOSE INTERNATIONAL CORP.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 2002 AND 2001


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Translation of Foreign Currency
----------------------------------
The Company's functional currency is the United States dollar. The Company's subsidiary, ACL, operates in Canada and its operations are conducted in Canadian currency. However, its functional currency has been determined to be the United States dollar. The method of translation applied is as follows:

i) Monetary assets and liabilities are translated at the rate of exchange in effect at the balance sheet date.
ii) Non-monetary assets and liabilities are translated at the rate of exchange in effect at the date the transactions occurred.
iii) Revenues and expenses are translated at the rate of exchange in effect at the transaction date.
iv) The net adjustment arising from the translation is included in the consolidated statement of loss.

Stock-Based Compensation
-------------------------
SFAS No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has elected to continue to account for employee stock-based compensation using the intrinsic method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, as permitted by SFAS No. 123; accordingly, compensation expense for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. For stock options issued to non-employees, the issuance of stock options is accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Compensation expense is recognized in the financial statements for stock options granted to non-employees in the period in which the consideration is obtained from the non-employee.

Compensation expense is recognized in the financial statements for issuances of common shares to employees and non-employees that have rendered services to the Company. Compensation expense is recognized based on the fair value of the services rendered or the fair value of the common stock, whichever is more readily determinable.

                      AQUATIC CELLULOSE INTERNATIONAL CORP.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 2002 AND 2001


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings Per Share
--------------------
SFAS No. 128, "Earnings Per Share," requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS").

Basic EPS is computed by dividing earnings available to common stockholders by the weighted-average number of outstanding common shares during the period. The weighted average number of common shares outstanding for computing Basic EPS was 60,854,801 for the year ended May 31, 2002.

Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. The weighted average number of common shares outstanding for computing Diluted EPS, including dilutive stock options and warrants, was 62,688,130 for the year ended May 31, 2002. For the year ended May 31, 2002, approximately 5,450,000 shares attributable to the exercise of outstanding options and warrants were excluded from the calculation of Diluted EPS because the effect was antidilutive. No adjustments were made to reported net income in the computation of EPS.

Warrants Issued in Conjunction With Convertible Debt
----------------------------------------------------
The Company allocates the proceeds received from convertible debt between the liability and the warrants issued in conjunction with the debt, based on their relative fair values, at the time of issuance. The amount allocated to the warrants is recorded as additional paid-in capital and as a discount to the related convertible debt. The discount is amortized to interest expense on a yield basis over the term of the related convertible debt.

Recent Accounting Pronouncements
----------------------------------
In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires the use of the purchase method of accounting and prohibits the use of the pooling of interests method of accounting for business combinations initiated after June 30, 2001. SFAS No. 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS No. 141 applies to all business combinations initiated after June 30, 2001, and for purchase business combinations completed on or after July 1, 2001. Upon adoption of SFAS No. 142, it also requires that the Company reclassify, if necessary, the carrying amounts of intangible assets and goodwill, based on the criteria in SFAS No. 141. SFAS No. 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment, at least annually. In addition, SFAS No. 142 requires that the Company identify reporting units for the purpose of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. Adoption of this statement is not expected to be material.

                      AQUATIC CELLULOSE INTERNATIONAL CORP.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 2002 AND 2001



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (continued)
-----------------------------------------------
In July 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 is effective for fiscal years beginning after June 15, 2002, and will require companies to record a liability for asset retirement obligation in the period in which they are incurred, which typically could be upon completion or shortly thereafter. The FASB decided to limit the scope to legal obligation and the liability will be recorded at fair value. The effect of adoption of this standard on the Company's results of operations and financial position is being evaluated. Adoption of this statement is not expected to be material.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which is effective for fiscal years beginning after December 15, 2001. It provides a single accounting model for long-lived assets to be disposed of and replaces SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of." The effect of adoption of this standard on the Company's results of operations and financial position is being evaluated. Adoption of this statement is not expected to be material.

NOTE 2 - INVENTORY

Inventory consists of the following:

                                                             May 31,
                                                  --------------------------
                                                    2002               2001
                                                  ---------        ---------
     Logs                                         $   -            $  91,982
     Rough cut lumber                                 -              107,910
                                                  ---------        ---------
                                                  $   -            $ 199,892
                                                  =========        =========

NOTE 3 - DEFERRED FINANCING COSTS

In connection with the sale of $200,000 convertible debentures on December 4, 2001, the Company incurred financing fees in the amount of $33,000. These fees are amortized over the 12-month life of debentures. The unamortized balance of these fees was $19,189 at May 31, 2002.

                      AQUATIC CELLULOSE INTERNATIONAL CORP.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 2002 AND 2001


NOTE 4 - ADVANCE ON EQUIPMENT PURCHASES

Advance on equipment purchases consist of the following:



                                                                                May 31,
                                                                    --------------------------
                                                                       2002               2001
                                                                    ---------        ---------
Deposit for construction and acquisition
 of an Aquatic Timber Harvesting Machine from Affiliate             $ 100,000        $ 100,000
Deposit via issuance of 2,500,000 shares of
 common stock in lieu of cash for the purchase
 of a fleet of boats, valued at                                       125,000             -
                                                                    ---------        ---------
                                                                    $ 225,000        $ 100,000
                                                                    =========        =========




NOTE 5 - NOTES RECEIVABLE

During the year ended May 31, 1999, the Company loaned $105,450 to three Directors for the exercise of Company stock options. These loans are unsecured, do not bear interest and are due on July 24, 2002. The notes receivable were recorded as a reduction of additional paid-in capital in fiscal 1999.

NOTE 6 - PROPERTY AND EQUIPMENT

Property and equipment is summarized as follows at:


                                                                                May 31,
                                                                    --------------------------
                                                                       2002               2001
                                                                    ---------        ---------
Computer equipment                                                  $  3,931         $  3,931
Furniture and equipment                                               11,701           11,701
Leasehold improvements                                                 4,853            4,853
                                                                    ---------        ---------
                                                                      20,485           20,485
Less: accumulated depreciation                                        12,401           10,128
Property and equipment, net                                         $  8,084         $ 10,357




Depreciation expense was $2,254 and $2,647 for the years ended May 31, 2002 and 2001, respectively.

                      AQUATIC CELLULOSE INTERNATIONAL CORP.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 2002 AND 2001

NOTE 7 - DUE TO STOCKHOLDER

Due to stockholder consists of accrued salaries due to the Company's president.

NOTE 8 - CONVERTIBLE NOTES AND WARRANTS

Convertible debentures payable bear interest at 12%, due on a quarterly basis, and are secured by a first priority interest in the Company's accounts receivable, inventory, fixed assets and general intangibles. Debentures aggregating $503,300 at May 31, 2002, are convertible into the Company's common shares at the lesser of $0.60 per share or 70% of the average of the lowest three inter-day sales prices during the twenty trading days immediately preceding the conversion date. The remaining $317,500 of the debentures at May 31, 2002 are convertible into common shares at the lesser of $0.083 per share or 67.67% of the average of the lowers three inter-day sales prices during the twenty days immediately preceding the conversion date. If unpaid when due, $503,300 of the debentures can automatically convert to common shares if certain conditions are met. The remaining $317,500 of the debentures do not automatically convert to common shares on their due dates. $620,800 of the total debentures were in default at May 31, 2002.

The debentures are due as follows:



                                              Outstanding                                      Outstanding
Due Date                                     May 31, 2001      Issued        Converted        May 31, 2002
--------                                     ------------    --------        ---------        ------------
May 4, 2002                                   $  25,800        $ -          $ (22,500)          $   3,300
September 29, 2001                              500,000          -               -                500,000
January 25, 2002                                 55,000          -            (37,500)             17,500
March 14, 2002                                  100,000          -               -                100,000
December  4, 2002                                  -          200,000            -                200,000
                                             ------------    --------        ---------        ------------
                                                680,800     $ 200,000       $ (60,000)          $ 820,800
                                             ============    ========        =========        ============
Unamortized discount related
to warrants granted in conjunction
with the issuance of the convertible
debentures payable                              (20,241)
Unamortized discount related to
beneficial conversion option on the
convertible debentures payable                  (85,742)
                                              -----------
                                              $ 574,817
                                              ===========



                      AQUATIC CELLULOSE INTERNATIONAL CORP.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 2002 AND 2001

NOTE 8 - CONVERTIBLE NOTES AND WARRANTS (Continued)

In conjunction with the above debentures, the Company granted the following common share purchase warrants to the debenture holders:




                                              Exercise
                                             Price per        Outstanding                                   Outstanding
Expiration Date                                Share          May 31, 2001     Issued     Exercised        May 31, 2002
---------------                             ------------     --------------   --------   -----------      --------------
May 4, 2003                                  $  .69             250,000         -              -               250,000
September 29, 2003                              .69             250,000         -              -               250,000
January 25, 2003                                .35              50,000         -              -                50,000
March 14, 2003                                  .35              50,000         -              -                50,000
December  4, 2003                               .35                -           50,000          -                50,000
                                                             --------------   --------   -----------      --------------
                                                                600,000        50,000          -               650,000
                                                             ==============   ========   ===========      ==============




The convertible debentures all contain a beneficial conversion feature as the debentures are convertible into common shares at prices that are less than the market price at the date of issuance. All debentures and warrants can be exercised anytime after issuance. Therefore, a total of $188,480 for beneficial conversion features in connection with the debentures and warrants have been charged to operations in the current fiscal year. Of this amount, $105,983 relates to debentures issued during the year ended May 31, 2002.

In connection with these convertible debentures, the Company had $62,655 and $14,513 of accrued interest at May 31, 2002 and 2001, respectively.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Operating leases
-----------------
The Company leases certain office equipment for varying periods and expects that in the normal course of business, leases will be renewed or replaced by other leases.

The following is a schedule of future minimum lease payments for operating leases that had initial or remaining noncancelable lease terms in excess of one year as of May 31, 2002:

     2003                             $ 6,024
     2004                               6,024
     2005                               5,542
     2006                               3,433
                                 ---------------
                                     $ 21,023
                                   =============

The Company leases office space on a month-to-month basis for approximately $509 (CDN $798) per month.

Rent expense under operating leases for the year ended May 31, 2002 was $12,370.

                      AQUATIC CELLULOSE INTERNATIONAL CORP.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 2002 AND 2001



NOTE 9 - COMMITMENTS AND CONTINGENCIES (Continued)

Service and Consulting Agreements
------------------------------------
The Company has entered into various service and consulting agreements as follows:

- A three-year employment agreement commencing November 1, 2000, providing for an annual salary of $107,134, plus certain benefits. The agreement calls for a minimum increase in salary of 10% per annum.

- A one-year agreement commencing January 1, 2002, and renewable annually, providing for an annual fee of $24,000.

- A five-year consulting agreement for investor relations commencing January 1, 2001, providing for annual fees of $36,400, plus 100,000 shares of the Company's common stock, and 2.5% commission on sales of the Company's common stock.

License Agreement
------------------
On September 28, 2001, the Company signed an exclusive license agreement with the Company's President for the use of his Patented Robotic Technology. The technology will remain exclusive to the Company as long as the Company purchases one robotic system per year. If such purchase does not occur, an exclusivity fee of 10% of the market value of one ATH 120 will be paid to the President. As of May 31, 2002, no purchase had occurred.

Pursuant to a manufacturing agreement with a company that is controlled by the Company's CEO and largest shareholder, the Company is committed to providing the financing for the construction and acquisition of an Aquatic Timber Harvesting Machine at a cost of $750,000.

During the year ended May 31, 2001, the Company advanced $100,000 to finance the commencement of the construction of the new aquatic timber harvester (see Note
4).

NOTE 10 - COMMON STOCK
During the fiscal year ended May 31, 2002 and 2001, the Company entered into various transactions that include issuance of its common stock. The number of shares issued in each transaction was determined through negotiations among the parties. The per-share value of stock exchanged varied among transactions that were similar in nature, based on the time the terms were agreed upon by the parties. Common stock was valued at market.

                      AQUATIC CELLULOSE INTERNATIONAL CORP.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 2002 AND 2001


NOTE 11 - STOCK OPTIONS

On September 24, 2001, the Company issued 2,500,000 options for legal services to be rendered to the Company. The options have an exercise price of $.016, vest immediately and expire 90 days from issuance. $28,074, the market value of these options, was charged to operations during the current fiscal year. These options were exercised as of May 31, 2002.

On January 15, 2002, the Company issued 1,905,000 options for investor relations services, to be rendered to the Company from January 15 - July 15, 2002. The options have an exercise price of $.015, vest immediately and expire 90 days from issuance. $16,110 of the market value of these options, was charged to operations during the current fiscal year, $2,265 is being amortized to operations for the remainder of this contract. These options were exercised as of May 31, 2002.

On March 2, 2002, the Company issued 4,800,000 options for investor relations services to be rendered to the Company. The options have an exercise price of $.05, vest immediately and expire 90 days from issuance. $91,636, the market value of these options, was charged to operations during the current fiscal year. These options were outstanding as of May 31, 2002.

On March 19, 2002, the Company issued 200,000 options for legal services to be rendered to the Company. The options have an exercise price of $.095, vest immediately and expire 90 days from issuance. $13,878, the market value of these options, was charged to operations during the current fiscal year. These options were exercised as of May 31, 2002.

The following table summarizes the option activity for the year ended May 31, 2002:


                                                                             Weighted-          Weighted-
                                              Number of      Exercise         Average            Average
                                               Shares         Price          Exercise           Exercise
                                             ------------    -----------     ---------        ------------
Outstanding at May 31, 2001                   $  -             $ -           $   -             $   -
Granted                                        9,405,000     0.015-0.095        .035              .050
Exercised                                     (4,605,000)    0.015-0.095        .019              .035
                                             ------------    -----------     ---------        ------------
Outstanding at May 31, 2002                    4,800,000            0.05  -      0.05              0.05
                                             ------------    -----------     ---------        ------------
                                               4,800,000            0.05         0.05              0.05
                                             ============    ===========     =========        ============




The weighted average remaining life of the options is less than one month.

                      AQUATIC CELLULOSE INTERNATIONAL CORP.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 2002 AND 2001


NOTE 11 - STOCK OPTIONS (Continued)

The Company uses the intrinsic value method (APB Opinion 25) to account for its stock options granted to officers, directors, and employees. Under this method, compensation expense is recorded over the vesting period based on the difference between the exercise price and quoted market price on the date the options are granted. During the current fiscal year, no options were granted to officers, directors or employees.

For the year ended May 31, 2002, the Black Scholes option-pricing model with a risk-free interest rate of 1.71 - 2.03%, a volatility of 348%, zero dividend yield and an expected life of 3 months for the options was used to determine the fair value of options issued. The weighted average fair value of the options issued during the year was $0.035.

NOTE 12 - RELATED PARTY TRANSACTIONS

The Company has a service agreement with Kathy Ackles, wife of the president, for bookkeeping and administrative services for $24,000 per annum (see Note 9).

The Company has an employment agreement with Gary Ackles, the Company's president, providing for an annual salary of $107,134 and certain benefits (see
Note 9).

The Company has charged $50,000 to operations during the current fiscal year for license fees which are payable to a company owned by the Company's president (see Note 9).

NOTE 13 - INCOME TAXES

The components of the provision for income taxes are as follows:

  Current Tax Expense
    U.S. Federal                                           $  -
    State and Local                                           -
                                                         -------------
  Total Current                                               -
                                                         -------------

  Deferred Tax Expense
    U.S. Federal                                              -
    State and Local                                           -
                                                         -------------
  Total Deferred                                              -
                                                         -------------

  Total Tax Provision (Benefit) from
    Continuing Operations $                                   -
                                                          ============

                      AQUATIC CELLULOSE INTERNATIONAL CORP.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 2002 AND 2001



NOTE 13 - INCOME TAXES (Continued)

The reconciliation of the effective income tax rate to the Federal statutory rate is as follows for the years ended December 31,:

                                                 2002             2001
                                               -------          -------
Federal Income Tax Rate                        (34.0)%          (34.0)%
Effect of Valuation Allowance                   34.0 %           34.0 %
Effective Income Tax Rate                        0.0 %            0.0 %

At May 31, 2002, the Company had net carry-forward losses of approximately $1,960,558. Because of the current uncertainty of realizing the benefit of the tax carry-forwards, a valuation allowance equal to the tax benefit for deferred taxes has been established. The full realization of the tax benefit associated with the carry-forwards depends predominantly upon the Company's ability to generate taxable income during the carry-forward period.

Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

  Deferred Tax Assets
    Loss Carry-forwards                                 $ 666,590
    Less: Valuation Allowance                            (666,590)
                                                        ----------
  Net Deferred Tax Asset                                $    -
                                                        ==========

Net operating loss carry-forwards expire starting in 2011 through 2022. Per year availability is subject to change of ownership limitations under Internal Revenue Code Section 382.

NOTE 14 - SEGMENT INFORMATION

During fiscal years ended May 31, 2002 and 2001, respectively, the Company had foreign operations in Canada and Brazil. The following geographic area data for trade revenues is based on product or service delivery location, and property, plant, and equipment is based on physical location.

Revenues from external customers at May 31,:

                                                    2002               2001
                                                  ---------          ---------
               United States                       $  -              $ 86,894
               Canada                                 -                  -
               Brazil                               32,904            193,148
                                                  ---------          ---------
                                                  $ 32,904           $280,042
                                                  =========          =========

                      AQUATIC CELLULOSE INTERNATIONAL CORP.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              MAY 31, 2002 AND 2001


NOTE 14 - SEGMENT INFORMATION (Continued)

Segment assets:

                                                    2002               2001
                                                  ---------          ---------
               United States                      $  -               $   -
               Canada                              274,000            398,067
               Brazil                                5,121              6,401
                                                  ---------          ---------
                                                  $279,854           $404,468
                                                  =========          =========

NOTE 15 - SUBSEQUENT EVENTS

Subsequent to May 31, 2002, the Company issued the following common shares:

- 4,800,000 shares, valued at $191,950, for services;

- 900,000 shares, valued at $27,000, to board members for their services;

- 660,060 shares for $10,000 cash; and

- 1,000,000 shares for the conversion of $10,000 debentures.